EXHIBIT A

                                 WESTWOOD FUNDS
                            SHAREHOLDER SERVICE FEES

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                                                                    Shareholder
                                                                     Servicing
Westwood Funds                             Class of Shares             Fees
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Westwood SMidCap Fund                      Institutional               0.20%
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Westwood SmallCap Fund                     Institutional               0.20%
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Westwood SMidCap Plus Fund                 Institutional               0.20%
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Westwood Opportunistic High Yield Fund     Institutional               0.15%
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